Exhibit 99.1

Allegheny Technologies Announces Pricing of $285.0 Million Convertible Notes Offering

PITTSBURGH, Pennsylvania – June 17, 2020 — Allegheny Technologies Incorporated (NYSE: ATI) announced today the pricing of $285.0 million aggregate principal amount of 3.5% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). ATI also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $40.0 million aggregate principal amount of the Notes.

The sale of the Notes to the initial purchasers is expected to settle on June 22, 2020, subject to customary closing conditions, and is expected to result in approximately $276.3 million in net proceeds to ATI after deducting the initial purchasers’ discount and estimated offering expenses payable by ATI (assuming no exercise of the initial purchasers’ option).

The Notes will be senior, unsecured obligations of ATI, and interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will mature on June 15, 2025, unless earlier converted, redeemed or repurchased. ATI may not redeem the Notes prior to June 15, 2023; on or after June 15, 2023 and prior to the 41st scheduled trading day immediately preceding the maturity date, ATI may redeem the Notes, at its option and subject to certain conditions, as detailed below.

ATI expects to use approximately $222.3 million of the net proceeds of the offering of the Notes to repurchase approximately $203.2 million aggregate principal amount of its outstanding 4.75% Convertible Senior Notes due 2022 (the “2022 notes”) (collectively, the “2022 Note Repurchases”). ATI also expects to use approximately $19.0 million of the net proceeds of the offering of the Notes to pay the cost of the capped call transactions described below. The remainder of the net proceeds from the offering will be used for general corporate purposes. ATI expects that holders of the 2022 notes that sell their 2022 notes to ATI may enter into or unwind various derivatives with respect to ATI’s common stock and/or purchase or sell shares of ATI’s common stock in the market to hedge their exposure in connection with these transactions. These activities could increase (or reduce the size of any decrease in) the market price of ATI’s common stock or the Notes. These activities could also result in higher effective conversion prices for the Notes.

The initial conversion rate for the Notes is 64.5745 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $15.49 per share). Prior to the close of business on the business day immediately preceding March 15, 2025, the Notes will be convertible at the option of the holders of Notes only upon the satisfaction of specified conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the option of holders of Notes at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of ATI’s common stock or a combination thereof, at ATI’s election. The initial conversion price represents a premium of approximately 45.0% to the $10.68 per share closing price of ATI’s common stock on the New York Stock Exchange on June 17, 2020.

ATI may redeem all or any portion of the Notes, at its option, on or after June 15, 2023 and prior to the maturity date, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest if the last reported sale price of ATI’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately preceding the date on which ATI provides written notice of redemption.

Holders of Notes may require ATI to repurchase their Notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the Notes at a purchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In connection with certain corporate events or if ATI issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the Notes, ATI entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates (collectively, the “Counterparties”). The capped call transactions are expected generally to reduce potential dilution to ATI’s common stock upon any conversion of the Notes and/or offset any cash payments ATI is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $19.76 per share, which represents a premium of 85% over the last reported sale price of ATI’s common stock of $10.68 per share on June 17, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, ATI expects to enter into additional capped call transactions with the Counterparties.

ATI has been advised that, in connection with establishing their initial hedges of the capped call transactions, the Counterparties or their respective affiliates expect to purchase shares of ATI’s common stock and/or enter into various derivative transactions with respect to ATI’s common stock concurrently with, or shortly after, the pricing of the Notes, and may unwind these various derivative transactions and purchase ATI’s common stock in open market transactions shortly following the pricing of the Notes. These activities could increase (or reduce the size of any decrease in) the market price of ATI’s common stock or the Notes at that time.

In addition, ATI has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to ATI’s common stock and/or by purchasing or selling shares of ATI’s common stock or other securities of ATI in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by ATI on any fundamental change repurchase date, any redemption date, or any other date on which the Notes are retired by ATI). These activities could cause or avoid an increase or a decrease in the market price of ATI’s common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the number of shares of ATI’s common stock, if any, and value of the consideration that holders of Notes will receive upon conversion of the Notes.

The Notes were and will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Act. Neither the Notes nor the shares of common stock issuable upon conversion of the Notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2019 or our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Solving the World’s Challenges through Materials Science

ATI (NYSE: ATI) is a $4 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.

Contacts

Investor Contact:

Scott A. Minder

412-395-2720

scott.minder@atimetals.com

Media Contact:

Natalie Gillespie

412-394-2850

natalie.gillespie@atimetals.com

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